UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 30, 2012

National Holdings Corporation
 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12629 (Commission File Number)	36-4128138 (IRS Employer Identification No.)

120 Broadway, 27th Floor, New York, NY 10271
 (Address of Principal Executive Offices)

(212) 417-8000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2012, National Holdings Corporation (the “Company,” “we” or “us”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and between the Company and National Securities Growth Partners LLC (the “Investor”), pursuant to which the Company issued and sold to the Investor a 6% Convertible Subordinated Promissory Note in the original principal amount of $3.3 million (the “First Note”).  The issuance and sale of the Note was the first step of a three-step private placement of the Company’s securities.  The second step of the private placement involved the issuance and sale to the Investor of an additional 6% Convertible Subordinated Promissory Note in the original principal amount of $700,000 on April 4, 2012 (the “Second Note,” with both the First Note and the Second Note each a “Note,” and together, the “Notes,” with the sale of the Notes being referred to as the “Debt Sale”).  The third and final step of the private placement will involve the issuance and sale to the Investor of an aggregate of 120,000 shares of our newly created Series E Convertible Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”) at a purchase price of $50.00 per share, and a warrant (the “Equity Warrant”) to purchase an aggregate of 12,000,000 shares of our common stock, par value $0.02 per share (the “Common Stock”), at an exercise price of $0.50 per share, for an aggregate purchase price of $6,000,000 (the “Equity Sale”).  The Equity Sale is expected to occur upon receipt of approval of the private placement by the Financial Industry Regulatory Authority, Inc.

The proceeds of the First Note were used to satisfy outstanding indebtedness held by affiliates of St. Cloud Partners, L.P. (“St. Cloud”) evidenced by the 10% senior subordinated convertible promissory note in the principal amount of $3,000,000 issued pursuant to that certain Purchase Agreement, dated as of March 31, 2008, by and between the Company and St. Cloud.  The remaining proceeds and the proceeds from the sale of the Second Note will be used for general corporate purposes.  As part of this transaction, the Board of Directors of the Company (the “Board”) voted to expand the size of the Board to nine members.  Also, Jorge A. Ortega and Paul J. Coviello resigned as directors of the Company and Mark Klein (as a Class II director with a term expiring in 2015) and Robert Fagenson (as a Class I director with a term expiring in 2014) were named to fill their vacancies, and Bryant Riley was named to fill the vacancy created by the expansion of the Board (as a Class I director with a term expiring in 2014). In addition, upon payment on March 30, 2012 of the indebtedness to St. Cloud with the proceeds of the First Note, Kacy R. Rozelle resigned as a director of the Company. The Investor is entitled to appoint a fourth director to fill the existing vacancy on the Board.  Each of these four new directors are designated as the Investor’s nominees pursuant to the terms of the Purchase Agreement.  In addition, the Company agreed that the Board (recently expanded from eight members to nine members) would remain at nine members (unless otherwise agreed to by the Investor).

The Notes

The aggregate principal amount of the First Note issued in the private placement was $3.3 million.  The aggregate principal amount of the Second Note was $700,000.  Each Note bears interest at 6% per annum payable upon maturity or upon conversion and are unsecured and subordinated to existing senior indebtedness of the Company. Each Note matures on the earlier to occur of (i) 10 business days after delivery by the holder thereof of a notice of maturity (which notice of maturity may not be issued prior to December 31, 2012), or (ii) March 31, 2015; provided that upon completion of a restructuring of the capital of the Company in a manner satisfactory to the holder, in its sole discretion, the maturity date shall be March 31, 2015.

Each Note is convertible into units of the Company (the “Units”) consisting of (a) Series E Preferred Stock, (b) a warrant exercisable at $0.50 for shares of Common Stock equal to 100% of the shares of Common Stock underlying the Series E Preferred Stock issuable upon conversion of the Notes (the “Debt Warrants,” and together with the Equity Warrant, the “Warrants”).  The number of Units to be issued upon such conversion will be equal to the quotient obtained by dividing (i) the principal amount plus accrued interest of the Note being converted by (ii) the price per share of Series E Preferred Stock being sold in the Equity Sale (hereinafter referred to as the “Conversion Price”).

Purchase Agreement

Pursuant to the terms of the Purchase Agreement, the Company agreed that (1) beginning as of the Debt Sale and continuing until the Equity Sale, for so long as any principal remains outstanding under the Notes and, (2) beginning as of the Equity Sale, for so long as (A) at least 100,000 shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) of the Series E Preferred Stock are outstanding or (B) the Investor holds an amount of capital stock of the Company equal to at least 30% of the original number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock purchased pursuant to the Purchase Agreement, four directors would be nominated by the stockholders of Series E Preferred Stock to serve on the Board of Directors of the Company.

Series E Preferred Stock

In connection with the private placement, the Company designated 200,000 shares of its blank check preferred stock as Series E Preferred Stock by filing a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of Delaware establishing the Series E Preferred Stock.  A total of 120,000 shares of Series E Preferred Stock will be issued at $50.00 per share (the “Series E Preferred Stock Price”) at the closing of the Equity Sale.

Each share of Series E Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance, into such number of shares of Common Stock as is determined by dividing the Series E Preferred Stock Price by the conversion price of the Series E Preferred Stock, which is initially $0.50 (i.e., each share is convertible into approximately 100 shares of Common Stock).  Accordingly, the 120,000 shares of Series E Preferred Stock to be issued and sold in the Equity Sale will initially be convertible into a total of 12,000,000 shares of Common Stock.  From the date of the Purchase Agreement until December 30, 2012, the conversion price of the Series E Preferred Stock is subject to full-ratchet price protection (subject to a minimum of $0.10) in the event the Company issues or sells, or is deemed to have issued or sold, subject to certain standard exceptions, any shares of its Common Stock for consideration per share less than the conversion price of the Series E Preferred Stock then in effect.  In addition, the Series E Conversion Price may be adjusted to reflect subdivisions or combinations of our Common Stock such as through stock splits, dividends, distributions and similar adjustments to our capital stock.

During the nine month period following the Equity Sale, the Investor will have a right of co-sale in the event the Company enters into an equity or equity-linked capital raising transaction with a third party in excess of $3 million.  In such an event, the Investor will have the right to sell its shares of Series E Preferred Stock (or any Common Stock received upon conversion thereof) to such third party up to the number of shares covered by such capital raising transaction.   The holders of Series E Preferred Stock also have the right to purchase their pro-rata share of securities from the Company if the Company proposes to issue or sell any new equity securities (subject to certain exceptions).

The holders of Series E Preferred Stock generally have the right to vote on any matter with the holders of Common Stock, the Company’s Series C Preferred Stock and the Company’s Series D Preferred Stock on an “as converted” basis (less one share of Common Stock) and are entitled to certain protective provisions pursuant to which the majority of the Series E Preferred Stock have the right to approve certain actions as further described in the Certificate of Designation. The shares of Series E Preferred Stock are not entitled to receive any dividends.

Warrants

In connection with the Equity Sale, the Company will issue an Equity Warrant to purchase a total of 12,000,000 shares of Common Stock.  The Equity Warrant will have an exercise price of $0.50 per share and vest 33% on the date of grant and 33% on each of the first and second anniversaries of the date of grant.  Each tranche of warrants expires five years from the date of vesting.   The exercise price of the Equity Warrant is subject to full-ratchet price protection (subject to a minimum of $0.10) in the event the Company issues or sells, or is deemed to have issued or sold, subject to certain standard exceptions, any shares of its Common Stock for consideration per share less that the exercise price of the Equity Warrant then in effect.  In addition, the number of shares of Common Stock subject to the Equity Warrant is subject to adjustment in the event of stock splits, dividends, distributions and similar adjustments to our capital stock.  The terms and conditions of the Debt Warrants will be substantially similar to the Equity Warrant.

Registration Rights Agreement

As a condition to the purchase of the First Note, the Company and the Investor also entered into a Registration Rights Agreement on March 30, 2012 (the “Registration Rights Agreement”) in connection with the private placement granting the Investor certain rights to request that the Company register for resale the shares of Common Stock receivable by the Investor upon the complete conversion of the Notes, the Series E Preferred Stock and the Warrants.

Pursuant to the terms of the Registration Rights Agreement, in the event that the Company receives a written request from the Investor of the registrable securities then outstanding, calling upon the Company to effect a registration on Form S-1 or S-3, the Company has agreed to use its best efforts to promptly register such securities.  In addition, we have granted the Investor certain “piggy-back” registration rights, subject to previously granted registration rights.  There are no liquidated damages or penalties for failure to register the securities.

The description of the Notes, Purchase Agreement, the Registration Rights Agreement, the Certificate of Designation  and the terms of the Series E Preferred Stock and Warrants above is a summary and is qualified in its entirety by reference to the copies of the Certificate of Designation attached as Exhibit 3.1 hereto, the Notes attached as Exhibits 4.1 and 4.2 hereto, the form of Warrant attached as Exhibit 4.3 hereto, the Purchase Agreement attached as Exhibit 10.1 hereto and the Registration Rights Agreement attached hereto as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The issuance and sale of the securities in the private placement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to the Investors as required by Regulation D, and the Investors have provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of this transaction, the Board voted to expand the size of the Board to nine members.  Also, Jorge A. Ortega and Paul J. Coviello resigned as directors of the Company and Mark Klein (as a Class II director with a term expiring in 2015) and Robert Fagenson (as a Class I director with a term expiring in 2014) were named to fill their vacancies, and Bryant Riley was named to fill the vacancy created by the expansion of the Board (as a Class I director with a term expiring in 2014). In addition, upon payment on March 30, 2012 of the indebtedness to St. Cloud with the proceeds of the First Note, Kacy R. Rozelle resigned as a director of the Company. The Investor is entitled to appoint a fourth director to fill the existing vacancy on the Board.  Each of these four new directors are designated as the Investor’s nominees pursuant to the terms of the Purchase Agreement.  In addition, the Company agreed that the Board would remain at nine members (unless otherwise agreed to by the Investor).  The Company has not yet appointed Messrs. Klein, Fagenson and Riley to any Board committees.

Mark D. Klein has served as a member of the board of directors of GSV Capital Corp. since 2011. Mr. Klein also served as a director of New University Holdings Corp., a capital pool company listed on the TSX Venture Exchange, since its inception in 2010 through August 2011, when NUH merged with ePals, Inc., the world’s largest K-12 learning network provider. In addition, from April 2010 until May 2011, Mr. Klein served as the Chief Executive Officer, President and a Director of 57th Street General Acquisition Corp, a special purpose acquisition company, until it completed a merger with Crumbs Bake Shop. Mr. Klein continues to serve as a Director of Crumbs. Between 2007 and 2009, Mr. Klein served as the Chief Executive Officer, President and a Director of Alternative Asset Management Acquisition Corporation, a special purpose acquisition company he helped form in 2007, and which completed a merger with Great American Group LLC. Mr. Klein continues to serve on the Board of Directors of Great American Group. From 2007 until 2008, Mr. Klein served as the Chief Executive Officer of Hanover Group US LLC, an indirect US subsidiary of the Hanover Group. Prior to joining Hanover in 2007, Mr. Klein served as Chairman of Ladenburg Thalmann & Co. Inc. From March 2005 to September 2006, he was Chief Executive Officer and President of Ladenburg Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co. Inc., and Chief Executive Officer of Ladenburg Thalmann Asset Management Inc., a subsidiary of Ladenburg Financial Services, Inc. Prior to joining Ladenburg Thalmann, from June 2000 to March 2005, Mr. Klein served as the Chief Executive Officer and President of NBGI Asset Management, Inc. and NBGI Securities, which were the US subsidiaries of the National Bank of Greece. Mr. Klein has been a portfolio manager of the LTAM Titan Fund, a fund of funds hedge fund, since 2004. Mr. Klein is also a Managing Member and Majority Partner of M. Klein & Company, LLC, which owns the Klein Group, LLC, a registered broker dealer. Mr. Klein also maintains registration with the Klein Group, LLC as a registered representative and Principal. Mr. Klein is a graduate of the J.L. Kellogg Graduate School of Management at Northwestern University, with a Masters of Management Degree, and also received a Bachelors of Business Administration Degree with high distinction from Emory University. Our board of directors has concluded that Mr. Klein’s extensive familiarity with the financial and investment banking industries and experience as a director of other publicly-traded companies provides our board of directors with valuable insight and perspective, and that therefore he is qualified to serve as a member of our board of directors.

Robert Fagenson spent the majority of his career at the New York Stock Exchange, where he was Managing Partner of one of largest specialist firms operating on the exchange trading floor.  Having sold his firm and subsequently retired from that business in 2007, he has been CEO of Fagenson. & Co., Inc., a 50 year old broker dealer that engaged in institutional brokerage as well as investment banking and money management.  On March 1, 2012, Fagenson transferred its brokerage operation, accounts and personnel to National Securities and operates as a branch office of that firm.  During his career as a member of the New York Stock Exchange beginning in 1973, he has served as a Governor on the trading floor and was elected to the NYSE Board of Directors in 1993, where he served for six years, eventually becoming Vice Chairman of the Board in 1998 and 1999.  He returned to the Board in 2003 and served until the Board was reconstituted with only non-industry directors in 2004.  Mr. Fagenson has served on the boards of a number of public companies and presently is the Non-Executive Chairman of Document Security Systems, Inc. (NYSE/Alternext - DMC) and a member of the Board of Cash Technologies Corp.  He is also a Director of the National Organization of Investment Professionals (NOIP).  In addition to his business related activities, Mr. Fagenson, serves as Vice President and a Director of New York Services for the Handicapped, Treasurer and Director of the Centurion Foundation, Director of the Federal Law Enforcement Officers Association Foundation, Treasurer and Director of the New York City Police Museum and as a Member of the Board of the Sports and Arts in Schools Foundation.  He is a Member of the alumni boards of both the Whitman School of Business and the Athletic Department at Syracuse University.  He also serves in a voluntary capacity on the boards and committees of many civic, social and community organizations.  Mr. Fagenson received his B.S. degree in Transportation Sciences & Finance from Syracuse University in 1970.  His wife of 40 years, Margaret, is also a 1970 graduate of Syracuse receiving her B.A. from the School of Art & Sciences.  They are lifelong residents of Manhattan and have two adult daughters, Stephanie Fagenson & Jennifer Fagenson Young and one granddaughter.

Bryant R. Riley is Chairman of B. Riley & Co., LLC, a Southern California-based brokerage firm which he founded in 1997. The full service investment bank provides research and trading ideas primarily to institutional investors. Its Corporate Finance Group services the capital raising needs of both public and private companies and has completed over 350 engagements with more than $16 billion in aggregate transaction value, as well as numerous merger and acquisition advisory assignments.   Mr. Riley also is founder and Managing Member of Riley Investment Management LLC, an investment advisor which provides investment management services.  Mr. Riley serves on the board of directors of DDi Corporation, Great American Group, Strasbaugh and Trans World Entertainment.  Prior to 1997, Mr. Riley held a variety of positions in the brokerage industry, primarily as an institutional salesman and trader. From October 1993 to January 1997 he was a co-head of Equity at Dabney-Resnick, Inc., a Los Angeles-based brokerage firm. From 1991 to 1993 he was a co-founder of Huberman-Riley, a Texas-based brokerage firm.  Mr. Riley graduated from Lehigh University in 1989 with a B.S. in finance.

Robert Fagenson, a newly appointed director of the Company, is a party to an Independent Contractor Agreement, dated February 27, 2012, with the Company’s parent, National Securities Corporation (“NSC”), whereby in exchange for establishing and maintaining a branch office of NSC in New York, New York (the “Branch”), Mr. Fagenson is to receive 50% of any net income accrued at the Branch and his daughter, Stephanie Fagenson, is to receive an annual salary of $72,000.

Item 9.01.  Financial Statements and Exhibits.

     (d) Exhibits.

         The following exhibits are filed as part of this report:

Exhibit Number	Description
3.1	Certificate of Designation, Preferences and Rights of Series E Convertible Preferred Stock of National Holdings Corporation, dated March 30, 2012.
4.1	6% Convertible Subordinated Promissory Note, dated March 30, 2012.
4.2	6% Convertible Subordinated Promissory Note, dated April 4, 2012.
4.3	Form of Warrant.
10.1	Securities Purchase Agreement by and between National Holdings Corporation and National Securities Growth Partners LLC, dated March 30, 2012.
10.2	Registration Rights Agreement by and between National Holdings Corporation and National Securities Growth Partners LLC, dated March 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation (Registrant)

Date: April 4, 2012	By:	/s/ Mark Goldwasser
Mark Goldwasser
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Certificate of Designation, Preferences and Rights of Series E Convertible Preferred Stock of National Holdings Corporation, dated March 30, 2012.
4.1	6% Convertible Subordinated Promissory Note, dated March 30, 2012.
4.2	6% Convertible Subordinated Promissory Note, dated April 4, 2012.
4.3	Form of Warrant.
10.1	Securities Purchase Agreement by and between National Holdings Corporation and National Securities Growth Partners LLC, dated March 30, 2012.
10.2	Registration Rights Agreement by and between National Holdings Corporation and National Securities Growth Partners LLC, dated March 30, 2012.